ASSET PURCHASE AGREEMENT
                            ------------------------

THIS ASSET  PURCHASE  AGREEMENT is made as of the 7th day of December,  1999, by and between LEAD  MACHINE,  INC., a Washington  corporation  with its  principal offices  located  at  Gig  Harbor,  Washington  ("Seller"),  TINA  HAGEDORN,  an

individual  and sole  shareholder  of Seller (the  "Shareholder")  and RBID.COM,

Inc., a California  corporation  with its  principal  offices  located in Laguna

Hills California ("Buyer").


     Subject  to the terms and  conditions  set forth in this  Agreement,  Buyer desires to purchase from Seller,  and Seller desires to sell to Buyer all of the assets more fully described in Section 1.2 below.


     NOW,  THEREFORE,  for good and  valuable  consideration,  the  receipt  and sufficiency of which is hereby acknowledged,  and in consideration of the mutual promises  contained  in this  Agreement,  the parties  hereto  agree as follows:


                                   ARTICLE 1
                                   ---------

                                   DEFINITIONS

         For the  purpose  of this  Agreement,  the  following  terms  have  the meanings set forth below:

         1.1      Assets.  "Assets" shall mean any and all "Millionaire  Island"

related  Subscriber  or other  Customer  accounts of Seller,  telephone  numbers

(listed on the "Telephone  Numbers Schedule" attached hereto as Schedule "C" and incorporated herein as if fully set forth), Customer lists, files, contracts and contract rights arising therefrom, the Products, Trademarks, and Tradenames, and goodwill  identified in Schedule "A" attached hereto and incorporated  herein as if fully set forth.

         1.2      Customer or Subscriber.  "Customer" or "Subscriber" shall mean any  person,  organization,  business,  or other  entity  which  subscribes  to,

purchases, licenses or uses in any way the Products or Assets of Seller.

         1.3      Customer  Contracts.  "Customer  Contracts" shall mean any and all contracts or agreements, whether oral or written, committing a Subscriber or

Customer  to  subscribe  to,  purchase,  license,  or use in any  way any of the

Products  or Assets of  Seller,  and any  renewal,  modification,  or  extension thereof.

         1.4      Purchase  Price.  "Purchase  Price"  shall mean the greater of

$50.00 or ten percent  (10%) of (a) any new  Customer  Contract  executed  after

November 1, 1999 or (b) the amount  charged by Buyer to a Subscriber or Customer for the renewal,  extension or modification of a Customer Contract, which amount may be adjusted as set forth in Section 2.2.


         1.5      Products.  "Products"  shall  mean those  products,  services,

licenses,  or rights set forth in Schedule "D" attached hereto and  incorporated herein by this  reference as if fully set forth,  including  all  modifications,

upgrades, revisions, amendments, and restatements thereof.


         1.6 Sales. "Sales" shall mean the sale of Products and the renewal, modification, or extension of a Customer Contract which generates revenues of any kind to or for Buyer.

         1.7      Shareholder.  "Shareholder"  shall  mean  and  refer  to  Tina

Hagedorn.

                                    ARTICLE 2
                                    ---------

                               PURCHASE OF ASSETS

         2.1      Purchase.  Subject to the terms and conditions  established in this Agreement,  Buyer agrees to purchase from Seller and Seller agrees to sell,

convey,  assign,  transfer, and deliver to Buyer at the Closing, as set forth in

Section 2.5, the Assets.


         2.2      Purchase Price. The Purchase Price for the Assets shall be the continual  obligation  of Buyer to pay the  Purchase  Price for so long as Buyer shall derive revenues from Customers or Subscribers  from the Products,  subject to  subsequent  adjustment  as set forth  herein.  The  Purchase  Price shall be payable  on the 20th day of each  calendar  month  subsequent  for Sales made by

Buyer in the preceding calendar month.

         2.3      Purchase Price Adjustments. In the event any Customer Contract executed  after  the date of this  Agreement  is  canceled,  which  cancellation requires Buyer to refund monies to the Customer or Subscriber,  Buyer may reduce the  amount  to be paid  out of the  Purchase  Price  on the  canceled  Customer

Contract by a  percentage  equal to the  percentage  refunded  on said  canceled

Customer  Contract.  Said  adjustment  shall be made in the month  following the month of cancellation of the Customer Contract.

         2.4      Set-Off.  Buyer  shall have the right to set-off  against  any amounts  due Seller any sale which  cancels or fails to pay within  ninety  (90)

days of  billing.  Buyer  agrees to notify  Seller  when an  account  cancels or becomes  forty-five (45) days delinquent and will give Seller every  opportunity to bring the account  current.  Buyer will not set-off any account  that cancels due to rate increases imposed by Buyer on products purchased.

         2.5      Non-Assumption  of Liabilities.  Buyer assumes no liability or obligation of Seller except for Seller's  obligations to provide  services after the Closing  date for Customer  Contracts  preceding  the  Closing,  but only in accordance  with the terms and conditions of the Customer  Contracts  which were provided  by Seller to Buyer  prior to the  Closing and are listed on the Assets

Schedule (attached hereto and incorporated herein as Schedule "A"). In the event

Buyer pays any charges  associated  with said liability or obligation of Seller,

including any liability described herein, Seller hereby authorizes Buyer to make a corresponding adjustment in the Purchase Price to reflect any such payment for liabilities or obligations of the Seller.

         2.6      Closing.  The  Closing  of  the  transaction

contemplated  by this  Agreement will take place at the offices of Buyer at 2:30

P.M. on December 7, 1999,  or at such place or such time and date as is mutually agreeable  to Seller  and  Buyer.  The  following  transfer  shall  occur at the

Closing:   '

         (a)      Buyer shall deliver to Seller the  consideration  described in

Section 2.2, if any.

         (b)      Seller  shall  deliver  to  Buyer  (i) a  bill  of  sale  with covenants of title, and such other instruments of sale, transfer, assignment, and conveyance in form and substance satisfactory to Buyer as are requested by

Buyer to transfer good and marketable title to Buyer,  free and clear of any and all liens,  security  interests charges and encumbrances to the Assets; and (ii)

all  consents by third  parties  that are  required  for the  transfer of all of

Seller's rights, title and interests in the Assets.

        2.7       Incentive Participation by Shareholder.  Buyer desires to have

Shareholder  provide continuing  services to Buyer in the future with respect to the  promotion  and sales of  Products.  The parties  acknowledge  that Buyer is currently  developing  an  incentive  program,  which will  provide to qualified persons options to acquire shares of stock in Buyer based upon the attainment of certain  specified and detailed  financial goals.  Buyer agrees that Shareholder shall be provided with the same  opportunity,  based on performance as described in the designated incentive program, and shall be granted the same treatment and rights under any incentive  plan developed by Buyer as Buyer grants to Mr. Larry

Thompson,  President of Marketing for Rway.net.  Furthermore, in the event Buyer grants to any of it officers,  directors,  or shareholders the right to register the  "restricted"  shares of Buyer  held by them,  Buyer  shall  also grant such rights and shall  register such  "restricted"  shares of stock as may be held by

Shareholder.

         2.8      Position of  Shareholder.  Upon the closing of the transaction herein,  Shareholder  shall  be  appointed  and  shall  serve  as  President  of

Millionaire  Island, a division of Rbid.com.

         2.9      Sales  Standards.  Buyer shall diligently and actively promote and market the Products and Sales of Customer Contracts and that the performance standard for Sales of Customer Contracts shall be 500 new Customer Contracts per month or more (the "Minimum  Sales  Standard").  Buyer shall have until the last day of March, 2000 to reach said Minimum Sales Standard.  If Buyer fails to meet said Minimum Sales Standard by that date,  Seller shall have the option,  in its sole  discretion,  to  terminate  this  Agreement  and  demand and  receive  the immediate return of all Assets and Products,  including  Customer Contracts sold between November 1, 1999 and March 31, 2000. The exercise of said option to terminate this Agreement shall be in writing and shall be delivered to Buyer no later  than  April 20,  2000.  Furthermore,  if after  April 1,  2000,  Sales of

Customer  Contracts  drops  below the  Minimum  Sales  Standard in any three (3)

consecutive  months,  Seller shall have the option,  in its sole discretion,  to terminate  this  Agreement  and demand and receive the  immediate  return of all

Assets  and  Products,  including  all  Customer  Contracts  sold to the date of termination of this Agreement for which Seller shall pay to Buyer the sum of One

Thousand Dollars (US$1,000) as a termination fee and in satisfaction and release of all claims Buyer may have in or to the Assets and Products or against  Seller

or  Shareholder.   Upon  termination  of  this  Agreement  and  payment  of  the termination  fee as set forth in this Section 2.9, all rights of Buyer in and to the Assets and Products  shall  automatically  terminate and all  obligations of

Shareholder and Seller to Buyer shall terminate.

                                    ARTICLE 3
                                    ---------

                               COVENANTS OF SELLER

         Continuing  Access.  Seller hereby grants to Buyer open and  continuing access to all records and documents in Seller's  possession which are related to the Assets.

                                    ARTICLE 4
                                    ---------

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As a  material  inducement  to Buyer to enter into this  Agreement  and purchase the Assets, Seller represents and warrants as follows:

         4.1      Organization and Corporate Power. Seller is a corporation duly organized,  validly  existing and in good standing  under the laws of its State,

and is qualified to do business and is in good  standing  under the laws of each jurisdiction in which its ownership of property or conduct of business  requires it to qualify.

         4.2      Authorization;   No  Breach.   The  execution,   delivery  and

performance  of this  Agreement  and the  consummation  of all the  transactions contemplated  herein have been duly authorized by Seller and no breach exists of any covenant of Seller set forth in this Agreement. This Agreement constitutes a valid and binding  obligation  of Seller,  enforceable  in  accordance  with its terms.  The execution,  delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not (i)

conflict  with  or  result  in any  breach  of any of the  provisions  of,  (ii)

constitute a default  under,  (iii) result in a violation of, (iv) result in the creation of any lien, security interest, charge or encumbrance upon any Customer

Contract,  (v) give any third party the right to accelerate any  obligation,  or

(vi) require any authorization,  consent, approval, exemption or other action by or notice to any court,  other governmental body, or other third party under the provisions of Seller's  Articles of  Incorporation  or Bylaws or any  indenture,

mortgage, lease, loan agreement or other agreement or instrument to which Seller is bound or  affected  or to which any of  Seller's  respective  properties  are subject,  or any law,  statute,  rule,  regulation,  judgment or decree to which

Seller is subject.

         4.3      Absence  of  Undisclosed  Liabilities.   Except  for  Seller's

obligations  to  provide  services,  all of which are set forth in the  Customer

Contracts  which  have been  provided  to Buyer,  Seller  has no  obligation  or liability  (whether accrued,  absolute,  contingent,  unliquidated or otherwise,

whether or not known to Seller,  whether due or to become due) related or in any way connected with any Customer Contract rising out of transactions entered into at or prior to the  Closing  date,  or any action or inaction at or prior to the

Closing  date, or any  occurrence or state of facts  existing at or prior to the

Closing date.

                  In  addition,  Seller  represents  and  warrants  that  it  is rightfully  and lawfully in possession of the trade names and  trademarks  which

Buyer is purchasing and that all  registration  requirements,  if any, have been fulfilled.  Schedule "C" reflects true and correct  copies of all trade name and trademark held or asserted by Seller.

         4.4      Assets.

         (a)      The Assets  described in and attached hereto and  incorporated herein as Schedule  "A" is in full force and effect and Seller holds a valid and existing  interest  under  each of the  Assets.  Seller has  delivered  to Buyer originals of each of the Customer  Contracts  identified in Schedule "A" to this

Agreement.  The Customer Contracts have not been modified,  except to the extent that  such  modifications  are  disclosed  by the  originals  delivered  or made available  to  Buyer.  Seller  has  performed  all  obligations  required  to be performed by it and is not in default under,  or in breach of, nor in receipt of any claim of default or breach under any Customer  Contract to which Seller is a party.  No event has occurred which with the passage of time or giving of notice or both would cause a breach of or default under any Customer  Contract;  Seller has no  present  expectation  or  intention  of not  fully  performing  all such obligations;  and Seller has no knowledge of any breach or anticipated breach by the other parties to any Customer Contract to which Seller is a party. Seller is not a party to any contract or commitment, oral or written, regarding or related to any Customer  Contract which contract or commitment may be adverse to Buyer's rights or interests pursuant to this Agreement.  Seller has not been notified of any cancellation of any Customer Contract, and Seller does not know of any event which would entitle a party to any Customer Contract to cancellation.

         (b)      Seller owns good and  marketable  title to each of the Assets,

free  and  clear  of  any  and  all  liens,  security  interests,   charges  and

encumbrances.

         (c)      Seller  is not a party to any  Customer  Contract  except  for those Customer Contracts which have been provided to Buyer prior to the Closing.

         (d)      Except for this Agreement, Seller is not a party and shall not at any time  become a party  to any  contract  or  agreement,  oral or  written,

pursuant to which Seller agrees to pledge, sell,  exchange,  transfer or dispose of in any manner, any of Seller's right, title or interest in any of the Assets.

         (e)      Seller  agrees to  disclose  to Buyer the nature and extent of all existing liens,  including but not limited to Federal and State  withholding taxes and any liens  anticipated.  Seller  agrees to execute  all  corresponding releases in  connection  with such liens.  Seller  agrees to indemnify  and hold

Buyer  harmless  from and against all loss,  liability,  damage,  deficiency  or expense, including but not limited to, legal expenses and costs, which Buyer may suffer,  sustain or become subject to as a result of or in connection  with such liens.

         4.5      Brokerage.  There are no sums due to any Broker or Finder.

         4.6      Compliance  with Laws.  Seller is not in violation of any law,

rule or  regulation  related to any Assets;  there are no pending or  threatened claims or any such  violations;  and Seller has  received  no notice of any such violation.  Seller has complied with all laws,  rules or regulations  related to the Assets.

         4.7      Taxes.  All federal,  state and local property,  sales and use taxes and all other public taxes or charges  incurred during any period prior to and  including  the Closing Date which may relate to or affect the Assets in any way or which may affect or relate to their transfer  pursuant to this Agreement,

are the obligation and liability of Seller and have been paid or provided for in full by Seller prior to the date of Closing.

         4.8      Disclosure.  Neither  this  Agreement,  nor any  schedules  or exhibits hereto, nor any other document  delivered pursuant hereto,  contain any untrue  statement of a material fact or omit a material  fact  necessary to make the statements  contained  herein or therein,  in light of the  circumstances in which they were made, misleading.  There is no fact which has not been disclosed to Buyer of which Seller is aware and which  materially,  adversely  affects the

Assets.


                                    ARTICLE 5
                                    ---------

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material  inducement to Seller to enter into this Agreement and to sell the Assets, Buyer hereby represents and warrants as follows:

         5.1      Organization and Power.  Buyer is a corporation duly organized and validly  existing under the laws of the State of California  with full power and  authority  to  enter  into  this  Agreement  and  perform  its  obligations hereunder.

         5.2      Authorization;   No  Breach.   The  execution,   delivery  and

performance  of this  Agreement  and the  consummation  of all the  transactions contemplated  hereby have been duly  authorized by Buyer and no breach exists of any covenant of Buyer set forth in this Agreement.  This Agreement constitutes a valid and binding  obligation of the Buyer,  enforceable in accordance  with its terms.  The execution,  delivery and  performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and will not (i)

conflict  with  or  result  in any  breach  of any of the  provisions  of,  (ii)

constitute a default under,  (iii) result in a violation of, or (iv) require any authorization,  consent, approval, exemption or other action by or notice to any court,  other  governmental  body, or other third party under the  provisions of

Buyer or any indenture,  mortgage,  lease,  loan agreement or other agreement or instrument  to  which  Buyer is bound or  affected  or to which  any of  Buyer's respective properties are subject, or any law statue, rule regulation,  judgment or decree to which Buyer is subject.

                                    ARTICLE 6
                                    ---------

                              ADDITIONAL AGREEMENTS

         6.1      Survival.  The  representations,   warranties,  covenants  and

agreements  set  forth  in  this  Agreement,  or in  any  writing  delivered  in connection with this Agreement, will survive the Closing and the consummation of the transactions  contemplated hereby,  notwithstanding any examination made for or on  behalf of Buyer,  the  knowledge  of any of its  partners,  employees  or agents, or the acceptance of any certificate or opinion.


         6.2      Indemnification.

         (a)      Seller  agrees to indemnify  and hold Buyer  harmless from and against any and all loss,  liability,  damage,  deficiency or expense  including without limitation,  legal expenses and costs, which Buyer may suffer,  sustain,

or become  subject and result of or in connection  with (i) the breach by Seller of any representation,  warranty,  covenant or agreement of it contained in this

Agreement,  or (ii) any federal, state, local or other tax of any nature arising out of any event or state of facts occurring or existing prior to the Closing, or (iii) any efforts of Buyer to seek to enforce the indemnification obligation of Seller to Buyer pursuant to this Agreement.  Any liability of Seller to Buyer pursuant to this Section 6.2 may be satisfied, at Buyer's discretion, out of and offset from the Purchase Price.

         (b)      After   Seller  has   acknowledged   in  writing  that  it  is

indemnifying  Buyer  pursuant  to the terms of this  Agreement  with  respect to litigation  involving  any claim  pursuant  to this  Agreement,  Seller  will be entitled to assume the defense of any such litigation,  provided that Buyer may,

at its election,  participate  in any such defense to the extent that it, in its sole  discretion,  believes  that such  litigation  will  materially  affect its ongoing  business.  At Seller's  reasonable  request,  Buyer will cooperate with

Seller in the  preparation of any such defense,  and Seller will reimburse Buyer for any expenses incurred by Buyer in connection with such request.

         6.3      Risk of Loss.  All Assets will be  transferred  from Seller to

Buyer effective at 2:30 p.m., December 1, 1999, Pacific Standard Time.

         6.4      Litigation Costs. In the event any litigation is instituted by any party to this Agreement  against the other party regarding the  construction of any term or to recover  any  damages  resulting  from a breach of any term of this  Agreement,  the  prevailing  party in any such action shall be entitled to recover  from  the  losing  party  for any and  all of such  prevailing  party's attorney's fees and costs associated with such action.

         6.5      Expenses.  Except  as  otherwise  expressly  provided  in this

Agreement,  each party will pay all of its expenses,  including  attorneys,  and accountants'  fees, in connection with the  negotiation of this  Agreement,  the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement.

         6.6      Further  Transfers.  Seller  will  execute  and  deliver  such further  instruments of conveyance and transfer and take such additional  action as Buyer may request to effect, consummate,  confirm or evidence the transfer to

Buyer of the Assets. Seller will execute such documents as may be necessary to assist Buyer in preserving or perfecting its rights in the Assets and will also do such acts as are  necessary to perform its  representations,  warranties  and agreements herein.


         6.7      Other  Documents.  Seller and Buyer each agree to execute such further agreements and/or instruments as may reasonably be required to carry out the transaction set forth in this Agreement.

         6.8      Confidentiality.  If the transactions  contemplated hereby are not  consummated,  neither  Buyer nor Seller  will use or  disclose to any third parties confidential information obtained by it regarding the other party.

                                   ARTICLE 7
                                   ---------

                                 MISCELLANEOUS

         7.1      Entire   Agreement.   This   Agreement   embodies  the  entire

understanding and agreement between the parties and supersedes any and all prior negotiations, understandings or agreements in regard thereto.

         7.2      Amendment to Waiver. (a) This Agreement may not be amended nor any rights  hereunder be waived except by an instrument in writing signed by the party  sought to be charged  with such  amendment  or  waiver.  (b) No course of dealing  between or among any persons having any interest in this Agreement will be deemed effective to modify,  amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         7.3      Bulk Transfer Laws.  Buyer hereby waives  compliance by Seller with the provisions of any so-called bulk transfer laws of any  jurisdiction  in connection  with the sale of the  Assets to Buyer.  Seller  agrees to  indemnify

Buyer,  as set forth in Section  against all liability,  damage or expense which

Buyer may suffer due to the failure to so comply.

         7.4      Notices.  All notices,  demands and other communications to be given or delivered  under or by reason of the  provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested. Notices, demands and communications  to Buyer and Seller will, unless another address is specified in writing, be sent to the address indicated below:


         If to Seller:                      Lead Machine, Inc.
                                            c/o Tina Hagedorn
                                            3222 Sound View Ct.
                                            Gig Harbor, WA  98335

         and if to Buyer:                   Rbid.com, Inc.
                                            24461 Ridge Route Drive, 2nd Floor
                                            Laguna Hills, CA. 92663

         7.5      Assignment.  This Agreement and all of the  provisions  hereof will be binding  upon and inure to the benefit of the  parties  hereto and their respective successors and the rights,  interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.

         7.6      Severability.   Whenever  possible,  each  provision  of  this

Agreement  will be interpreted in such manner as to be effective and valid under applicable  law, but if any provision of this Agreement is held to be prohibited by or invalid under  applicable law, such provisions will be ineffective only to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         7.7      No Strict  Construction.  The language used in this  Agreement will be deemed to be the language  chosen by the parties hereto to express their mutual intent,  and no rule of strict  construction  will be applied against any person or entity.

         7.8      Captions.  The captions in this Agreement are for  convenience of reference only and do not constitute a part of this Agreement and will not be deemed  to  limit,  characterize  or in any way  affect  any  provision  of this

Agreement,  and all  provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

         7.9      Counterparts.  This  Agreement  may be executed in one or more counterparts,  any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

         7.10     Applicable   Law.  This   Agreement   shall  be  construed  in

accordance with and governed by the laws of the State of California.

         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first above written.

SELLER                                         BUYER

By:/s/Tina Hagedorn                            By:/s/Horst P. Danning
   ----------------                               -------------------
   Tina Hagedorn, President                    Horst P. Danning, Chairman/CEO

SHAREHOLDER:

-------------------------------
Tina Hagedorn

                                   SCHEDULE A
                                   ----------

                          SCHEDULE OF ASSETS OF SELLER
                          ----------------------------

MillionaireIsland Customer Contracts and contract rights thereunder including but not limited to rights to future amounts payable thereunder.

MillionaireIsland Trade name and trademarks related thereto, whether or not existing or registered or unregistered by arising under State or Federal laws or international conventions or treaties. MillionaireIsland.com domain name.

MillionaireIsland client and subscribers, data, telephone numbers, e-mail addresses and lists related thereto.

MillionaireIsland virtual recruiting system including the MillionaireIsland Web site, its designs, and content as currently exists, and any modifications, additions, changes or revisions thereto, or improvements and upgrades thereof.

Goodwill arising from the MillionaireIsland virtual recruiting system.

     SCHEDULE B
     ----------

                  SELLER'S REGISTERED TRADEMARKS AND TRADENAMES
                  ---------------------------------------------

Seller  has not  registered  any  trademarks  or  tradenames  with  any  federal

governmental   agency.   However,   Seller   claims   rights   to   and  in  the

MillionaireIsland  tradename and any  trademarks  currently  used in conjunction therewith under applicable State and Federal laws, and international conventions and treaties.

                                   SCHEDULE C
                                   ----------

                       SELLER'S TELEPHONE NUMBER SCHEDULE
                       ----------------------------------

The  parties  acknowledge  that Seller has  previously  been  provided  with the telephone  numbers  and e-mail  addresses  of  MillionaireIsland  Customers  and

Subscribers.

                                   SCHEDULE D
                                   ----------

                                SELLER'S PRODUCTS
                                -----------------

MillionaireIsland  virtual recruiting system including the MillionaireIsland Web site,  its designs,  and content as  currently  exists,  and any  modifications,

additions, changes or revisions thereto, or improvements and upgrades thereof.